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                                                                     EXHIBIT 4.9

                                     CONSENT

     THIS CONSENT (this "Amendment") dated as of April 26, 2002 relating to the Credit Agreement referenced below is by and among School Specialty, Inc., a Wisconsin corporation (the "Borrower"), the Subsidiaries of the Borrower identified as "Guarantors" on the signature pages hereto, the Lenders identified on the signature pages hereto and Bank of America, N.A., as Administrative Agent (in such capacity, the "Administrative Agent"). Terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.

                               W I T N E S S E T H

     WHEREAS, a $350 million credit facility has been extended to the Borrower pursuant to the terms of that Amended and Restated Credit Agreement dated as of September 30, 1998 (as amended, modified, supplemented, increased and extended from time to time, the "Credit Agreement") by and among the Borrower, the Guarantors, the Lenders and the Administrative Agent;

     WHEREAS, the Borrower has requested a consent under the Credit Agreement;
and

     WHEREAS, the Required Lenders have agreed to the requested consent on the terms and conditions set forth herein.

     NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Consent to Release of Liens. Pursuant to the Consent and Amendment dated November 20, 2000 (the "Consent"), the Required Lenders (i) approved the Borrower and certain of its Subsidiaries entering into a Securitization Transaction on substantially the terms set forth in the Consent (the "Permitted Securitization Transaction") and (ii) authorized and directed the Administrative Agent to enter into an Intercreditor Agreement on substantially the terms set forth in the Consent (the "Intercreditor Agreement"). The Borrower intends to cause Premier Agendas, Inc., a wholly owned Subsidiary of the Borrower and a Guarantor under the Credit Agreement, to become a party to the Permitted Securitization Transaction. In connection therewith, the Required Lenders hereby
(i) consent to the release by the Administrative Agent of the security interest and liens of the Administrative Agent, for the benefit of the Lenders, in all of the Property described on Schedule 1 hereto and (ii) authorize and direct the Administrative Agent to enter into an amendment to the Intercreditor Agreement in connection with the joinder of Premier Agendas, Inc. to the Permitted Securitization Transaction.

     2. Conditions Precedent. This Amendment shall be effective as of the date hereof upon receipt by the Administrative Agent of multiple counterparts of this Amendment executed by the Credit Parties and the Required Lenders;

     3. Reaffirmation of Representations and Warranties. The Credit Parties hereby affirm that the representations and warranties set forth in the Credit Documents are true and correct as of the date hereof after giving effect to this Amendment (except those that expressly relate to an earlier period).

     4. Reaffirmation of Guaranty. Each of the Guarantors (i) acknowledges and consents to all of the terms and conditions of this Amendment, (ii) affirms all of its obligations under the Credit Documents

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and (iii) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge the Guarantors' obligations under the Credit Agreement and the other Credit Documents.

     5. No Other Changes. Except as modified hereby, all of the terms and provisions of the Credit Agreement and the other Credit Documents (including the schedules and exhibits thereto) shall remain in full force and effect.

     6. Cost and Expenses. The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of Moore & Van Allen, PLLC.

     7. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

     8. Governing Law. This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of New York.

                  [Remainder of Page Intentionally Left Blank]

                                       2

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     IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:                           SCHOOL SPECIALTY, INC.
                                    a Wisconsin corporation

                                    By:     /s/ Mary M. Kabacinski
                                       -----------------------------------------
                                    Name:  Mary M. Kabacinski
                                    Title: Chief Financial Officer

GUARANTORS:                         CHILDCRAFT EDUCATION CORP.,
                                    a New York corporation
                                    CLASSROOMDIRECT.COM, LLC,
                                    a Delaware limited liability company
                                    BIRD-IN-HAND WOODWORKS, INC.,
                                    a New Jersey corporation
                                    SPORTIME, LLC,
                                    a Delaware limited liability company
                                    GLOBAL VIDEO, LLC,
                                    a Wisconsin limited liability company
                                    PREMIER AGENDAS, INC.,
                                    a Washington corporation

                                    By:     /s/ Mary M. Kabacinski
                                       -----------------------------------------
                                    Name:  Mary M. Kabacinski
                                    Title: Treasurer

                           [Signature Pages Continue]

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LENDERS:                   BANK OF AMERICA, N.A., a national banking
                           association formerly known as NationsBank, N.A., individually as a Lender and in its capacity as Administrative Agent

                           By:     /s/ Casey Cosgrove
                              -----------------------------------------
                           Name:  Casey Cosgrove
                           Title: Vice President

                           BANK ONE, NA (main office, Chicago)

                           By:     /s/ Anthony Maggiore
                              -----------------------------------------
                           Name:  Anthony F. Maggiore
                           Title: Director

                           U.S. BANK NATIONAL ASSOCIATION

                           By:     /s/ Elliott Jaffee
                              -----------------------------------------
                           Name:  Elliott Jaffee
                           Title: Senior Vice President

                           THE BANK OF NEW YORK

                           By:     /s/ Mark Wrigley
                              -----------------------------------------
                           Name:  Mark Wrigley
                           Title: Assistant Vice President

                           HARRIS TRUST AND SAVINGS BANK

                           By:     /s/ George M. Dluhy
                              -----------------------------------------
                           Name:  George M. Dluhy
                           Title: Vice President

                           FIRSTAR BANK, N.A. (formerly known as Firstar Bank Milwaukee, N.A.)

                           By:_________________________________________
                           Name:
                           Title:

                           CITIZENS BANK OF MASSACHUSETTS, as successor to
                           USTRUST

                           By:     /s/ John E. Lucas
                              -----------------------------------------
                           Name:  John E. Lucas
                           Title: Vice President

                           [Signature Pages Continue]

                                    LASALLE BANK NATIONAL ASSOCIATION

                                    By:     /s/ Lou D. Banach
                                       -----------------------------------------
                                    Name:  Lou D. Banach
                                    Title: First Vice President & Senior Lender

                                    ST. FRANCIS BANK, F.S.B.

                                    By:     /s/ John C. Tans
                                       -----------------------------------------
                                    Name:  John C. Tans
                                    Title: Vice President

                                    UNION BANK OF CALIFORNIA, N.A.

                                    By:     Clifford F. Cho
                                       -----------------------------------------
                                    Name:  Clifford F. Cho
                                    Title: Assistant Vice President

                                    WACHOVIA BANK, N.A.

                                    By:_________________________________________
                                    Name:
                                    Title:

                                    MARSHALL & ILSLEY BANK

                                    By:     /s/ Leo D. Freeman
                                       -----------------------------------------
                                    Name:  Leo D. Freeman
                                    Title: Vice President

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                                   SCHEDULE 1

                             Property to be Released

All of the following assets, whether now or hereafter arising: (a) all Purchased Receivables, (b) all Collections, (c) each Lock-Box, (d) each Collection Account, (e) all Related Security, (f) all other rights and payments relating to the Receivables, and (g) all proceeds of any of the foregoing. As used in this
Schedule 1, the following terms shall have the following meanings:

               "Borrower" means School Specialty, Inc., a Wisconsin corporation.

               "Collection Account" means each concentration account, depository account, lock-box account or similar account in which any Collections are collected or deposited.

               "Collections" means, with respect to any Purchased Receivable, all cash collections and other cash proceeds in respect of such Purchased Receivable, including, without limitation, all yield, Finance Charges, or other related amounts accruing in respect thereof and all cash proceeds of Related Security with respect to such Purchased Receivable.

               "Contract" means any instrument, agreement, invoice or other writing between an Originator and an Obligor for the sale of goods or the rendering of services by such Originator to such Obligor.

               "Finance Charges" means, with respect to a Purchased Receivable, any finance, interest, late payment charges or similar charges owing by an Obligor pursuant to the related Contract.

               "Lock-Box" means each locked postal box with respect to which a bank holding one or more Collection Accounts has been granted exclusive access for the purpose of retrieving and processing payments made on the Purchased Receivables.

               "Obligor" means a Person obligated to make payments to an Originator pursuant to a Contract.

               "Original Seller" means each of ClassroomDirect.com, LLC, a Delaware limited liability company, Childcraft Education Corp., a New York corporation, Global Video, LLC, a Wisconsin limited liability company, Sportime, LLC, a Delaware limited liability company, and Premier Agendas, Inc., a Washington corporation, in their respective capacities as sellers under the Receivables Transfer Agreements.

               "Originator" means an Original Seller or the Borrower.

               "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

               "Purchased Receivables" means (i) all Receivables sold, contributed or otherwise transferred by an Original Seller to the Borrower under and pursuant to the terms of the Receivables Transfer Agreements and subsequently sold, contributed or otherwise

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               transferred by the Borrower to the Transferee under and pursuant to the terms of the Receivables Sales Agreement, and (ii) all other Receivables sold, contributed or otherwise transferred by the Borrower to the Transferee under and pursuant to the terms of the Receivables Sales Agreement.

               "Receivable" means the indebtedness and other obligations, whether constituting an account, chattel paper, instrument, payment intangible or general intangible, arising in connection with the sale of goods or the rendering of services by an Originator and further includes, without limitation, the obligation to pay any Finance Charges with respect thereto.

               "Receivables Sale Agreement" means that certain Receivables Sale Agreement, dated on or about November 20, 2000, between the Transferee and the Borrower (as such agreement may be amended, restated, supplemented, or otherwise modified form time to time).

               "Receivables Transfer Agreement" means each of those certain Receivables Transfer Agreements, dated on or about November 20, 2000 or April 30, 2002, between the Borrower and each of the Original Sellers (as such agreements may be amended, restated, supplemented, or otherwise modified form time to time).

               "Records" means, with respect to any Purchased Receivable, all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Purchased Receivable, any Related Security therefor and the related Obligor.

               "Related Security" means, with respect to any Purchased
               Receivable:

                    (a) all security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Purchased Receivable, whether pursuant to the Contract related to such Purchased Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Purchased Receivable,

                    (b) all guaranties, letters of credit, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Purchased Receivable whether pursuant to the Contract related to such Purchased Receivable or otherwise,

                    (c) all service contracts and other contracts and agreements associated with such Purchased Receivable,

                    (d) all Records and rights under the Contract(s) related to such Purchased Receivable,

                    (e) all of the Borrower's right, title and interest in, to and under the Receivables Transfer Agreement in respect of such Purchased Receivable, and

                    (f)   all proceeds of any of the foregoing.

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               "Transferee" means New School, Inc., a Delaware corporation.